Exhibit 8.2

March 10, 2015

Boards of Directors

Cincinnati Federal Savings and Loan Association

CF Bancorp

CF Mutual Holding Company

6581 Harrison Avenue

Cincinnati, OH 45247

Gentlemen:

You have requested our opinion regarding the material Ohio income tax consequences, relating to the reorganization of Cincinnati Federal Savings and Loan Association, a federally-chartered mutual savings association (Mutual Association, Association or Stock Association), from a mutual savings and loan association to a mutual holding company (Reorganization), pursuant to the Plan of Reorganization from a Mutual Savings and Loan Association to a Mutual Holding Company and Stock Issuance Plan (Plan of Reorganization), and the integrated transactions described in the Federal Tax Opinion (Federal Opinion) prepared by Luse Gorman, PC. Concurrently with the Reorganization, CF Bancorp will offer for sale up to 49.9% of its Common Stock on a priority basis to depositors and Tax-Qualified Employee Plans of Cincinnati Federal Savings and Loan Association, with the remaining shares offered to the public in a Community Offering, a syndicated Community Offering, a Firm Commitment Underwritten Offering or a combination thereof. Unless otherwise defined, all terms used herein have the meanings given to such terms in the Plan of Reorganization.

Our opinion is limited solely to Ohio state income tax consequences and will not apply to any other taxes, jurisdictions, transactions or issues.

In rendering the opinion set forth below, we have relied upon the Federal Opinion of Luse Gorman, PC related to the federal tax consequences of the Reorganization and the Plan of Reorganization, without undertaking to verify the federal tax consequences by independent investigation. Our opinion is subject to the truth and accuracy of certain representations made by you to us and Luse Gorman, PC and the consummation of the proposed conversion in accordance with the terms of the Plan of Reorganization. All capitalized terms used, but not defined herein, shall have the meanings assigned to them in the Plan of Reorganization.

Should it finally be determined the facts and federal income tax consequences are not as outlined in the Federal Opinion, the Ohio income tax consequences and our Ohio Income Tax Opinion will differ from what is contained herein.

In issuing the opinions set forth below, we have referred solely to the existing provisions of the Ohio Revised Code, Ohio Rev. Code Ann. and regulations thereunder, and administrative rulings, notices and procedures and court decisions (collectively, the “Current Tax Law”). Such laws, regulations, administrative rulings, notices and procedures and court decisions are subject to change at any time. Any such change could affect the continuing validity of the opinions set forth below. This opinion is as of the

Boards of Directors

Cincinnati Federal Savings and Loan Association

March 10, 2015

date hereof, and we disclaim any obligation to advise you of any change in any matter considered herein after the date hereof. This opinion is being furnished only for you and your respective shareholders who purchase shares in the offering in connection with the Conversion, and may not be used or relied upon for any other purpose and may not be circulated, quoted or otherwise referred to for any other purpose without our express written consent.

In rendering our opinions, we have assumed that the persons and entities identified in the Plan of Reorganization will at all times comply with the requirements of Internal Revenue Code Section 351, the other applicable state and federal laws and the representations of the Association. In addition, we have assumed that the activities of the persons and entities identified in the Plan of Reorganization will be conducted strictly in accordance with the Plan of Reorganization. Any variations may affect the opinions we are rendering.

In issuing our opinions, we have assumed that the Plan of Reorganization has been duly and validly authorized and has been approved and adopted by the board of directors of the Association at a meeting duly called and held, that the Association will comply with the terms and conditions of the Plan of Reorganization, and that the various representations and warranties that are provided to us are accurate, complete, true and correct. Accordingly, we express no opinion concerning the effect, if any, of variations from the foregoing.

We opine only as to the matters we expressly set forth, and no opinions should be inferred as to any other matters or as to the tax treatment of the transactions that we do not specifically address. We express no opinion as to laws and regulations of any jurisdictions other than Ohio, or as to factual or legal matters other than as set forth herein.

Discussion Related to Ohio Tax Consequences

Ohio tax law does not specifically adopt any tax-free reorganization or tax-free capital contribution provisions of the Internal Revenue Code of 1986, as amended (the “Code”). However, net income is not a factor in determining the tax imposed on financial institutions. Financial institutions are subject to the financial institutions tax imposed for each calendar year that the financial institution conducts business on the first day of January of that calendar year. The financial institutions tax is levied on total Ohio equity capital (Ohio Rev. Code Ann. Chapter 5726). Ohio imposes a Commercial Activity Tax to certain taxpayers. The Commercial Activity Tax is not a tax on net income but a tax on certain receipts from business in Ohio. Financial institutions that file and pay the financial institutions tax are exempt from the Ohio Commercial Activity Tax. (Ohio Rev. Code Ann. Section 5751.01(E)(3)). Cincinnati Federal Savings and Loan Association has been paying the required financial institutions tax.

Ohio follows the Internal Revenue Code of 1986 and all its definitions for determining taxable income and definitions. (Ohio Rev. Code Ann. Section 5701.11). In addition, as it relates to individual taxpayers, Ohio imposes a tax on “adjusted gross income,” which is equal to taxable income as defined by Section 62 of the Code, with certain modifications. The Federal Tax Opinion, which states no income or loss is recognized for federal income tax purposes by any of the parties participating in the conversion described above, provides the basis upon which we conclude the aforementioned Ohio statutes and regulations hold that such conversion results in no gain or loss (Ohio Rev. Code Ann. Chapter 5747).

Boards of Directors

Cincinnati Federal Savings and Loan Association

March 10, 2015

Opinions

Based upon the facts and representation stated herein and the existing law, it is the opinion of BKD, LLP regarding the Ohio income tax consequences of the planned conversion and reorganization:

With Respect to the Conversion:

1.	The conversion of Cincinnati Federal Savings and Loan Association’s charter from a mutual savings and loan association charter to a stock savings and loan association charter will qualify as a reorganization within the meaning of Section 368(a)(1)(F) of the Code, and no gain or loss will be recognized by Cincinnati Federal Savings and Loan Association in either its mutual form or stock form. (Rev. Rul. 2003-48, 2003-19 I.R.B. 863). Ohio follows the Code and all its definitions for determining taxable income and definitions. (Ohio Rev. Code Ann. Section 5701.11). Ohio does not impose a tax on corporate net income on financial institutions. (Ohio Rev. Code Ann. Chapter 5726).

2.	Stock Association’s holding period in the assets received from Mutual Association will include the period during which such assets were held by Mutual Association. (Code Section 1223(2)). Ohio follows the Code and all its definitions for determining taxable income and definitions. (Ohio Rev. Code Ann. Section 5701.11). Ohio does not impose a tax on corporate net income on financial institutions. (Ohio Rev. Code Ann. Chapter 5726).

3.	Stock Association’s basis in the assets of Cincinnati Federal Savings and Loan Association will be the same as the basis of such assets in the hands of Mutual Association immediately prior to the Reorganization. (Code Section 362(b)). Ohio follows the Code and all its definitions for determining taxable income and definitions. (Ohio Rev. Code Ann. Section 5701.11). Ohio does not impose a tax on corporate net income. (Ohio Rev. Code Ann. Chapter 5726).

4.	Mutual Association members will recognize no gain or loss upon the constructive receipt of solely Stock Association common stock in exchange for their membership interests in Mutual Association. (Code Section 354(a)(1)). Ohio follows the Code and all its definitions for determining taxable income and definitions. (Ohio Rev. Code Ann. Section 5701.11). In the case of all individuals, adjusted gross income is equal to taxable income as defined by Section 62 of the Code, with certain modifications. (Ohio Rev. Code Ann. Chapter 5747).

5.	Stock Association will succeed to and take into account Mutual Association’s earnings and profits or deficit in earnings and profits, as of the date of the Reorganization. (Code Section 381). Ohio follows the Code and all its definitions for determining taxable income and definitions. (Ohio Rev. Code Ann. Section 5701.11). Ohio does not impose a tax on corporate net income on financial institutions. (Ohio Rev. Code Ann. Chapter 5726).

6.	For purposes of Section 381, Stock Association will be treated the same as Mutual Association, and therefore, Mutual Association’s tax year will not end merely as a result of the conversion of Mutual Association to stock form and Stock Association will not be required to obtain a new employee identification number. (Treas. Reg. Section 1.381(b)-2 and Rev. Rul. 73-526, 1973-2 CB. 404). Ohio follows the Code and all its definitions for determining taxable income and definitions. (Ohio Rev. Code Ann. Section 5701.11). Ohio does not impose a tax on corporate net income on financial institutions. (Ohio Rev. Code Ann. Chapter 5726).

7.	No gain or loss shall be recognized by Eligible Account Holders, Supplemental Eligible Account Holders or Other Members of Mutual Association on the issuance to them of withdrawable deposit

Boards of Directors

Cincinnati Federal Savings and Loan Association

March 10, 2015

accounts in Stock Association plus liquidation rights with respect to Mutual Holding Company, in exchange for their deposit accounts in the Mutual Association or to the other depositors on the issuance to them of withdrawable deposit accounts. (Code Section 354(a)). Ohio follows the Code and all its definitions for determining taxable income and definitions. (Ohio Rev. Code Ann. Section 5701.11). In the case of all individuals, adjusted gross income is equal to taxable income as defined by Section 62 of the Code, with certain modifications. (Ohio Rev. Code Ann. Chapter 5747).

8.	It is more likely than not that the fair market value of the subscription rights to purchase Common Stock is zero. Accordingly, no gain or loss will be recognized by Eligible Account Holders, Supplemental Eligible Account Holders or Other Members upon the distribution to them of the nontransferable subscription rights to purchase shares of stock of Stock Holding Company. Gain realized, if any, by the Eligible Account Holders, Supplemental Eligible Account Holders and Other Members on the distribution to them of nontransferable subscription rights to purchase shares of Common Stock will be recognized but only in an amount not in excess of the fair market value of such subscription rights. (Code Section 356(a)). Eligible Account Holders and Supplemental Eligible Account Holders will not realize any taxable income as a result of the exercise by them of the nontransferable subscription rights (Rev. Rul. 56-572, 1956-2 C.B. 182). Ohio follows the Code and all its definitions for determining taxable income and definitions. (Ohio Rev. Code Ann. Section 5701.11). Ohio does not impose a tax on corporate net income on financial institutions. (Ohio Rev. Code Ann. Chapter 5726). Also, in the case of all individuals, adjusted gross income is equal to taxable income as defined by Section 62 of the Code, with certain modifications. (Ohio Rev. Code Ann. Chapter 5747).

9.	The basis of the deposit accounts in the Stock Association to be received by the Eligible Account Holders, Supplemental Eligible Account Holders and Other Members of the Mutual Association will be the same as the basis of their deposit accounts in Mutual Association surrendered in exchange therefor. (Code Section 358(a)(1)). The basis of the interests in the liquidation rights in Mutual Holding Company to be received by the Eligible Account Holders, Supplemental Eligible Account Holders and Other Members of Mutual Association shall be zero. (Rev. Rul. 71-233, 1971-1 C.B. 113). Ohio follows the Code and all its definitions for determining taxable income and definitions. (Ohio Rev. Code Ann. Section 5701.11). Ohio does not impose a tax on corporate net income on financial institutions (Ohio Rev. Code Ann. Chapter 5726). Also, in the case of all individuals, adjusted gross income is equal to taxable income as defined by Section 62 of the Code, with certain modifications. (Ohio Rev. Code Ann. Chapter 5747).

With Respect to the 351 Transaction:

10.	The exchange of Stock Association common stock constructively received by Eligible Account Holders, Supplemental Eligible Account Holders and Other Members in exchange for membership interests in Mutual Holding Company will constitute a tax-free exchange of property solely for “stock” pursuant to Section 351 of the Code. (Rev. Rul. 2003-48, 2003-19 I.R.B. 863). Ohio follows the Code and all its definitions for determining taxable income and definitions. (Ohio Rev. Code Ann. Section 5701.11). Ohio does not impose a tax on corporate net income on financial institutions. (Ohio Rev. Code Ann. Chapter 5726). Also, in the case of all individuals, adjusted gross income is equal to taxable income as defined by Section 62 of the Internal Revenue Code, with certain modifications. (Ohio Rev. Code Ann. Chapter 5747).

11.

Eligible Account Holders, Supplemental Eligible Account Holders and Other Members will recognize no gain or loss upon the transfer of Stock Association common stock (which they constructively received in the conversion of Mutual Association to stock form) to Mutual Holding

Boards of Directors

Cincinnati Federal Savings and Loan Association

March 10, 2015

Company solely in exchange for membership interests in Mutual Holding Company. (Code Section 351). Ohio follows the Code and all its definitions for determining taxable income and definitions. (Ohio Rev. Code Ann. Section 5701.11). Ohio does not impose a tax on corporate net income. (Ohio Rev. Code Ann. Section 5726). Also, in the case of all individuals, adjusted gross income is equal to taxable income as defined by Section 62 of the Code, with certain modifications. (Ohio Rev. Code Ann. Section 5747).

12.	Eligible Account Holders, Supplemental Eligible Account Holders and Other Members’ basis in the Mutual Holding Company membership interests received in the transaction (which basis is zero) will be the same as the basis of the property transferred in exchange therefor. (Code Section 358(a)(1)). Ohio follows the Code and all its definitions for determining taxable income and definitions. (Ohio Rev. Code Ann. Section 5701.11). Ohio does not impose a tax on corporate net income on financial institutions. (Ohio Rev. Code Ann. Chapter 5726). Also, in the case of all individuals, adjusted gross income is equal to taxable income as defined by Section 62 of the Code, with certain modifications. (Ohio Rev. Code Ann. Chapter 5747).

13.	Mutual Holding Company will recognize no gain or loss upon the receipt of property from Eligible Account Holders, Supplemental Eligible Account Holders and Other Members in exchange for membership interests in Mutual Holding Company. (Code Section 1032(a)). Ohio follows the Code and all its definitions for determining taxable income and definitions. (Ohio Rev. Code Ann. Section 5701.11). Ohio does not impose a tax on corporate net income on financial institutions. (Ohio Rev. Code Ann. Chapter 5726).

14.	Mutual Holding Company’s basis in the property received from Eligible Account Holders, Supplemental Eligible Account Holders and Other Members (which basis is zero) will be the same as the basis of such property in the hands of Eligible Account Holders, Supplemental Eligible Account Holders and Other Members immediately prior to the transaction. (Code Section 362(a)). Ohio follows the Code and all its definitions for determining taxable income and definitions. (Ohio Rev. Code Ann. Section 5701.11). Ohio does not impose a tax on corporate net income on financial institutions. (Ohio Rev. Code Ann. Chapter 5726).

15.	Mutual Holding Company’s holding period for the property received from Eligible Account Holders, Supplemental Eligible Account Holders and Other Members will include the period during which such property was held by such persons. (Code Section 1223(2)). Ohio follows the Code and all its definitions for determining taxable income and definitions. (Ohio Rev. Code Ann. Section 5701.11). Ohio does not impose a tax on corporate net income on financial institutions. (Ohio Rev. Code Ann. Chapter 5726).

With Respect to the Secondary 351 Transaction:

16.	Mutual Holding Company and the persons who purchased Common Stock of Stock Holding Company in the Subscription and Community Offering (“Minority Stockholders”) will recognize no gain or loss upon the transfer of Stock Association stock and cash, respectively, to Stock Holding Company in exchange for stock in CF Bancorp (Code Section 351(a)). Ohio follows the Code and all its definitions for determining taxable income and definitions. (Ohio Rev. Code Ann. Section 5701.11). Ohio does not impose a tax on corporate net income. (Ohio Rev. Code Ann. Chapter 5726). Also, in the case of all individuals, adjusted gross income is equal to taxable income as defined by Section 62 of the Code, with certain modifications. (Ohio Rev. Code Ann. Section 5747).

Boards of Directors

Cincinnati Federal Savings and Loan Association

March 10, 2015

17.	Stock Holding Company will recognize no gain or loss on its receipt of Stock Association stock and cash in exchange for Stock Holding Company Common Stock. (Code Section 1032(a)). Ohio follows the Code and all its definitions for determining taxable income and definitions. (Ohio Rev. Code Ann. Section 5701.11). Ohio does not impose a tax on corporate net income. (Ohio Rev. Code Ann. Chapter 5726).

18.	Mutual Holding Company’s basis in the Stock Holding Company Common Stock received in the Secondary 351 Transaction will be the same as its basis in the Stock Association stock transferred. (Code Section 358(a)(1)). Ohio follows the Code and all its definitions for determining taxable income and definitions. (Ohio Rev. Code Ann. Section 5701.11). Ohio does not impose a tax on corporate net income. (Ohio Rev. Code Ann. Chapter 5726).

19.	Mutual Holding Company’s holding period in the Stock Holding Company Common Stock received will include the period during which it held the Stock Association common stock, provided that such property was a capital asset on the date of the exchange. (Code Section 1223(1)). Ohio follows the Code and all its definitions for determining taxable income and definitions. (Ohio Rev. Code Ann. Section 5701.11). Ohio does not impose a tax on corporate net income. (Ohio Rev. Code Ann. Chapter 5726).

20.	Stock Holding Company’s basis in the Stock Association stock received from Mutual Holding Company will be the same as the basis of such property in the hands of Mutual Holding Company. (Code Section 362(a)). Ohio follows the Code and all its definitions for determining taxable income and definitions. (Ohio Rev. Code Ann. Section 5701.11). Ohio does not impose a tax on corporate net income. (Ohio Rev. Code Ann. Chapter 5726).

21.	Stock Holding Company’s holding period for the Stock Association stock received from Mutual Holding Company will include the period during which such property was held by Mutual Holding Company. (Code Section 1223(2)). Ohio follows the Code and all its definitions for determining taxable income and definitions. (Ohio Rev. Code Ann. Section 5701.11). Ohio does not impose a tax on corporate net income. (Ohio Rev. Code Ann. Chapter 5726).

22.	It is more likely than not that the basis of the Stock Holding Company Common Stock to its stockholders will be the purchase price thereof. (Code Section 1012). The holding period of the Common Stock purchased pursuant to the exercise of subscription rights shall commence on the date on which the right to acquire such stock was exercised. (Code Section 1223(6)). Ohio follows the Code and all its definitions for determining taxable income and definitions. (Ohio Rev. Code Ann. Section 5701.11). Ohio does not impose a tax on corporate net income (Ohio Rev. Code Ann. Chapter 5726). Also, in the case of all individuals, adjusted gross income is equal to taxable income as defined by Section 62 of the Code, with certain modifications. (Ohio Rev. Code Ann. Chapter 5747).

If any of the facts contained in this opinion letter change, it is imperative we be notified in order to determine the effect on the Ohio income tax consequences, if any.

Consent

We hereby consent to the filing of the opinion as an exhibit to the Association’s combined Form MHC-1/MHC-2 Notice of MHC Reorganization and Application for Approval of a Minority Stock Issuance by a Subsidiary of MHC, and as an exhibit to the Stock Holding Company’s Application on

Boards of Directors

Cincinnati Federal Savings and Loan Association

March 10, 2015

Form H-(e)1, as filed with the Board of Governors of the Federal Reserve System and Stock Holding Company’s Registration Statement on Form S-1 as filed with the SEC. We also consent to the references to our firm in the Prospectus contained in the Forms MHC-1/MHC-2, H-(e)1-S, and S-1 under the captions “The Reorganization and the Stock Offering - Tax Effects of the Reorganization” and “Legal and Tax Matters,” and to the summarization of our opinion in such Prospectus.

BKD, LLP